Exhibit 5.1

CRONE ROZYNKO, LLP

101Montgomery Street

Suite 1950

San Francisco, California 94104

Telephone (415) 955-8900

Facsimile (415) 955-8910

April 6, 2007

Network CN, Inc.

21/F., Chinachem Century Tower

178 Gloucester Road

Wanchai, Hong Kong

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 to be filed by Network CN Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 7,725,000 shares of the Company’s Common Stock issuable pursuant to the Company’s 2007 Equity Incentive Plan, and Stock Option Agreements with Mark E. Crone, Alisande M. Rozynko and Sean O’Halloran (the “Equity Plans”), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Equity Plans, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

CRONE ROZYNKO, LLP

/S/CRONE ROZYNKO, LLP